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                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

                                ---------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



       Date of report (Date of earliest event reported): April 7, 1999


                              3DX TECHNOLOGIES INC.
               (Exact Name of Registrant as Specified in Charter)


          Delaware                  0-21841                 76-0386601
(State or Other Jurisdiction      (Commission             (IRS Employer
      of Incorporation)           File Number)          Identification No.)


    12012 Wickchester, Suite 250, Houston, Texas               77079
       (Address of Principal Executive Offices)             (Zip Code)


       Registrant's telephone number, including area code: (281) 759-3398




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Item 5.    Other Events.

                  On April 8, 1999, 3DX Technologies Inc. (the "Company") announced that, as of the close of business on Wednesday, April 7, 1999, the Nasdaq Stock Market removed the Company's securities from conditional listing on Nasdaq SmallCap Market ("SmallCap"). Pursuant to an exception, the Nasdaq Listing Qualifications Panel granted conditional listing of the Company's securities on the SmallCap effective with the open of business on March 24, 1999. The exception required in part that on or before April 5, 1999, the Company evidence a minimum closing bid price of $1.00 per share. The delisting is a consequence of the Company's inability to meet the minimum bid price for the SmallCap listing. The Company expects immediate quotation of its securities on the OTC Bulletin Board. A copy of the Company's press release, dated April 8, 1999, is attached hereto as Exhibit 99.

Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits.

                  (a)      Financial Statements of Businesses Acquired.

                                    Not Applicable.

                  (b)      Pro Forma Financial Information.

                                    Not Applicable.

                  (c)      Exhibits.

                                    The following exhibit is filed with this Report.

EXHIBIT NO.       DESCRIPTION
-----------       -----------

99                Press Release of the Company, dated April 8, 1999.




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                                   SIGNATURES


                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                 3DX TECHNOLOGIES INC.



Dated: April 8, 1999                             By: /s/ Russell L. Allen
                                                    ---------------------------
                                                       Russell L. Allen
                                                       Chief Financial Officer







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                                  EXHIBIT INDEX


Exhibit No.                Description
-----------                -----------
99                         Press Release of the Company, dated April 8, 1999.